Certain identified information marked with “[***]” has been omitted from this document because it is both (i) the type that the registrant customarily and actually treats as private or confidential and (ii) not material.

Master software and SERVICES AGREEMENT

THIS MASTER SOFTWARE AND SERVICES AGREEMENT (this "Agreement") dated as of May 13, 2026 ("Effective Date") by and between Build Something LLC (d/b/a Build Something Product Group / BSPG), a Delaware limited liability company ("Developer") with its principal business office located at 1400 Arbor Lane, Alamo, California 94507 and Phunware, Inc., a Delaware corporation ("Phunware") with its principal business office located at 1002 West Avenue, Austin, Texas 78701. Developer and Phunware are from time to time referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, Developer is engaged in the business of providing software development and related services and work product;

WHEREAS, the Parties entered into that certain Services Agreement, with an effective date of April 20, 2026 (the "Prior Services Agreement"), pursuant to which Developer agreed to perform a three week embedded discovery and definition sprint designed to translate Phunware's product vision into clear use cases, defined scope and a related execution plan for Phunware's new internal software platform restructuring and related new products (collectively, the "Project");

WHEREAS, pursuant to the Prior Services Agreement and in connection with the Project, (a) Developer performed the services referenced therein to and for Phunware (the "Prior SA Services"), (b) Developer prepared and provided the deliverables referenced therein to Phunware (the "Prior SA Deliverables"), (c) Phunware paid the total fee referenced in Section 6 therein to Developer, (d) the Parties agreed therein that all deliverables, work product and materials created by Developer thereunder (the "Prior SA Work Product") shall upon payment of the total fee referenced therein be the sole and exclusive property of Phunware, and (e) Phunware retained ownership of its pre-existing intellectual property, and Developer retained ownership of all of its pre-existing intellectual property and the right to use general knowledge, skills, experience, methodologies and frameworks developed or refined during the Prior Services Agreement engagement, provided such use does not disclose Phunware confidential information;

WHEREAS, in connection with the Prior Services Agreement, the Parties entered into that certain 2026 Mutual Nondisclosure and Confidentiality Agreement (the "Confidentiality Agreement") and such Confidentiality Agreement remains in full force and effect; and

WHEREAS, Phunware desires to retain Developer, and Developer desires to be retained to create, perform and provide the software development, solutions, software engineering, software deployment and other technology and intellectual property to and for Phunware and to perform and provide other services to Phunware as provided herein.

DOCPROPERTY "CUS_DocIDChunk0" 136124.000001\4936-4727-4155.1

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.
Definitions. Capitalized terms used in this Agreement (including the preamble hereof and the recitals hereto) or any Statement of Work which are defined herein or therein shall have the meanings specified herein or therein, as applicable. In addition, the following terms used in this Agreement or any Statement of Work shall have the following meanings:
(a)
"Affiliate" means any other person or entity who or which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity and "control" (including the terms "controlled by" and "under common control with") means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or ownership of more than 10% of the voting securities of an entity.
(b)
"Aggregate Software" means Software provided by Developer as a Deliverable in two or more phases that are designed to interoperate with each other.
(c)
"Approved Subcontractors" means each person or entity who or which is an independent contractor of and party to a services or similar agreement with Developer to provide software development and related services to and for Developer, and is designated as an Approved Subcontractor in any Statement of Work.
(d)
"Background Technology" means all software, data, know-how, ideas, methodologies, specifications, and other technology in which Developer owns any Intellectual Property Rights created before the Effective Date or created independent of its work for Phunware under this Agreement.
(e)
"Deliverables" means all Software, Documentation, Specifications, and other output of the Services provided hereunder, as well as the combination of same with Background Technology, that Developer delivers or otherwise provides or makes available to Phunware under this Agreement and otherwise in connection with any Services, including any and all items specifically identified as Deliverables in any Statement of Work.
(f)
"Documentation" means all user manuals, operating manuals, handbooks, installation guides and other instructions, specifications, developer notes, architecture documents, code commit files, development logs, reports, written recommendations, documentation and materials in any form or media that describe any component, requirement, feature or other aspect of or relating to any Software or any functionalities, operation or use of any Software, and other artifacts necessary for the operation and use of any Software created and provided by Developer to or for Phunware.

(g)
"Intellectual Property Rights" means all past, present, and future rights of the following intellectual property rights and associated rights, whether registered or unregistered, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, design rights, (including all rights pursuant to copyright treaties or conventions, the rights to make applications for and obtain copyright registrations therefor and recordations thereof); (b) and moral rights and rights in waivers thereof; (c) trademark, trade name, service name, trade dress, and logos, designs, service mark rights and similar means of identification and similar rights, including all goodwill associated with the foregoing including the right to make applications for obtain trademark registrations; (d) trade secret rights and other rights in know-how and confidential or proprietary information (including any techniques, specifications, designs, processes, practical knowledge and skills, or other similar information); (e) all rights to new and useful inventions, discoveries, technology, art, designs, improvements and other patentable eligible subject matter, know-how, all patents and applications therefor and rights of priority, (including utility and design patents) and all reissues, extensions, renewals, divisionals, reexaminations, continuation, and continuations-in-part and any counterparts worldwide claiming priority therefrom, and all rights in and to any of the foregoing; (f) data rights; (g) all other intellectual property rights or proprietary rights; and (h) all past, present and future claims and causes of action arising out of or related to infringement, misappropriation or other violation of any of the foregoing and the rights to damages and injunctive remedies existing as of the Effective Date.
(h)
"Law" means any statute, law, regulation, order, rule, code, treaty, ordinance, constitution, common law, judgment, decree or other legal requirement of any governmental agency or authority or any court, arbitrator or tribunal.
(i)
"Milestone" means any event, obligation or other action described in the Project Implementation Plan or any Statement of Work that is required to be completed or performed by a specified Milestone Date as specified therein.
(j)
"Milestone Date" means any date by or on which any Milestone is required to be completed or performed as specified in the Project Implementation Plan or any Statement of Work.
(k)
"Phunware Data" means all information, data, data aggregations, databases, data warehouses, or other collections of data, whether structured or unstructured, all content, documents or other materials, in any form or medium, that is submitted, posted, transmitted or otherwise provided by, on behalf of, to or for Phunware, Phunware's customers, or any end user or other person or entity by, through, or in the use of or access to any Software or other Work Product.
(l)
"Phunware Materials" means all materials and information, including documents, data, know-how, ideas, methodologies, specifications, software, content and technology that are provided or made available to Developer by or on behalf of

Phunware in connection with this Agreement or any Statement of Work, whether or not owned by Phunware, any third party or in the public domain or qualify for or are protected by any Intellectual Property Rights.
(m)
"Project Implementation Plan" means the plan and schedule included as a part of any Statement of Work for the Project, setting forth events and sequences relating to the performance of Services therefor.
(n)
"Software" means the computer program(s), including programming tools, scripts, and routines, which Developer creates, develops or otherwise provides under this Agreement, as described more fully in each Statement of Work, including all updates, upgrades, new versions, new releases, enhancements, improvements, and other modifications made or provided by Developer.
(o)
"Source Code" means the human readable source code of the Software to which it relates, in the programming language in which such Software was written, together with all related flow charts, code, and technical documentation, including a description of the procedure for generating object code, all of a level sufficient to enable a programmer reasonably fluent in such programming language to understand, build, operate, support, maintain, and develop modifications, upgrades, updates, adaptations, enhancements, new versions, and other derivative works and improvements of, and to develop computer programs compatible with, the Software.
(p)
"Specifications" means any and all technical, design or functional Specifications for, and descriptions of, the capabilities of any software, applications, technology, Intellectual Property or Services, including those set forth in any Statement of Work and those contained in any Documentation, descriptive documents and/or marketing materials.
(q)
"Statement of Work" (or "SOW") means a statement of work that (a) provides that it is subject to the terms of this Agreement, and (b) is duly executed by an authorized signatory of each Party.
(r)
"Work Product" means all Software, applications, and technology, including all updates, upgrades, improvements, enhancements and customizations thereto and thereof, all Specifications, Documentation, and other Deliverables, all additions to or derivatives of Phunware Data, and other documents and materials relating to any of the foregoing that Developer creates, develops, completes, delivers and/or provides to or for Phunware under this Agreement and/or any Statement of Work, together with all ideas, concepts, processes and methodologies developed in connection therewith whether or not embodied therein. For the avoidance of doubt, "Work Product" does not include Background Technology.
Section 2.
Acknowledgments and Agreements. The Parties acknowledge and agree that (a) Phunware is the sole and exclusive owner of all Prior SA Work Product and Work Product (as defined in this Agreement) shall include and be a reference to all Prior SA Work Product; (b) all

Prior SA Deliverables have been accepted by Phunware and Deliverables (as defined in this Agreement) shall include and be a reference to all Prior SA Deliverables.
Section 3.
Services.
(a)
Developer Engagement. The Parties hereby agree that Developer will create, build, develop, provide and deliver software solutions, software engineering, software development and software deployment and perform and provide related services and other services (including advisory services) to Phunware in accordance with each Statement of Work (defined below) entered into hereunder (collectively, the "Services").
(b)
Software Development. Developer shall design, develop, create, test, deliver, install, configure, integrate, customize, and otherwise provide and make fully operational Software as described in each Statement of Work on a timely and professional basis in accordance with all terms, conditions, and Specifications set forth in this Agreement and such Statement of Work. Developer shall ensure all Software complies with the Specifications therefor. Developer shall provide all Software to Phunware in object code, executable code, and Source Code form.
(c)
Performance of Services. Developer shall perform and provide all Services, Work Product and Deliverables hereunder in a timely, professional and workmanlike manner and in accordance with the terms, conditions and Specifications set forth in this Agreement and each Statement of Work.
(d)
Documentation.
(i)
Prior to or concurrently with the delivery by Developer of any Software hereunder, or by such earlier date as may be specified in the Project Implementation Plan for any Software, Developer shall provide Phunware with complete and accurate Documentation for such Software.
(ii)
If Developer provides Aggregated Software, Developer shall also provide Phunware with appropriate integration Documentation for the aggregated Software upon its delivery.
(iii)
All Documentation shall include all such information as may be reasonably necessary for the effective installation, testing, use, support, and maintenance of the applicable Software, including for the effective configuration, integration, and systems administration of the Software and performance of the functions set forth in the Specifications for such Software.
(iv)
Developer shall provide all Documentation in both hard copy and electronic form, and any other formats and media as are set forth in the applicable Statement of Work or as Phunware may otherwise request in writing.

(v)
Other than Documentation for Approved Third Party Materials and Approved Open Source Components, no Documentation shall contain or include any Third Party Materials. To the extent any Documentation contains or includes Third Party Materials, Developer shall obtain, procure and provide, at its sole cost and expense, all rights, licenses, consents, approvals, and authorizations for Phunware with respect to such Approved Third Party Materials.
(vi)
Developer shall prepare, maintain and provide Documentation to Phunware promptly upon written request from time to time which is in Phunware's determination sufficient to enable Phunware to identify and describe in reasonable detail the human authored portions of any Deliverable and any other Work Product requested by Phunware and the human involvement therein and thereof and to distinguish them from any portions of any Deliverable and any other Work Product which is created, generated, developed, enhanced, completed, delivered and/or installed directly or indirectly using generative or any other artificial intelligence ("AI") tools (all such Documentation, "AI Documentation"). All AI Documentation shall include, at a minimum, (i) a detailed description in reasonable detail of any and all AI tools used directly or indirectly in creating, generating, developing, enhancing, completing, delivering and/or installing any Deliverables and any other Work Product, and providing or performing any other Services and related human involvement therein and thereof; (ii) the scope and purpose of each such AI tool and use; and (iii) a good faith identification of each component of any Deliverable and any other Work Product (including Source Code) generated by AI tools. Developer shall reasonably cooperate with Phunware and otherwise promptly take all other actions reasonably requested by Phunware (including execution of any documents, assignments, instruments and certificates reasonably requested by Phunware), at Phunware's cost and expense, to apply for, secure, evidence, obtain, own, license, register, assign, transfer, disclose, examine or enforce, or otherwise in connection with, any copyright and other Intellectual Property and Intellectual Property Rights relating to any of the Deliverables and any other Work Product.
(e)
Third Party Materials; Open Source Components.
(i)
Developer shall not include in any Software, Work Product or Deliverables, and the operation of all Software and Intellectual Property provided or developed in or with or incorporated into any Software, Work Product or Deliverables shall not require, any third party software, technology, Intellectual Property, data, content, documents or other materials or information in any form or media ("Third Party Materials") or any software component that is subject to any open source copyright license agreement ("Open Source Components"), other than (A) any Third Party Materials that have been approved by Phunware to be included in or with or for use in connection with any Software, any Work Product or any

Deliverables and which are specified in any Statement of Work or SOW Amendment thereto and are assigned or licensed by such third party to Phunware or by such third party to Developer and then by Developer to Phunware, pursuant to an assignment, licensing or other agreement which is reasonably acceptable to Phunware ("Approved Third Party Materials") and (B) any Open Source Components which have been approved by Phunware to be included or with or incorporated into or for use in connection with any Work Product or any Deliverables and which are specified in any Statement of Work or SOW Amendment thereto and for which the relevant open source licenses are included in such Statement of Work or such SOW Amendment ("Approved Open Source Components").
(ii)
Except as provided otherwise in any Statement of Work, Developer shall secure and obtain for Phunware, at Developer's sole cost and expense, all rights, assignments, licenses, consents, approvals and authorizations necessary for Phunware to access and use, and to own, license and/or transfer (as applicable), perpetually and throughout the universe, all Approved Third Party Materials as included in or with or incorporated into or used in connection with any Software, Work Product or Deliverables.
(iii)
Any use of the Approved Open Source Components by Phunware will be governed by and subject to the terms and conditions of the applicable open source license agreements. Developer shall provide Phunware with a complete, machine-readable copy of the Source Code for Approved Open Source Components in accordance with the terms of the open source license(s) therefor.
(f)
Developer Parties; Subcontractors.
(i)
Developer shall not engage any subcontractors to perform any part of the Services under this Agreement without the prior written consent of Phunware, which may be granted or withheld in Phunware's sole discretion.
(ii)
Developer is solely responsible for all Developer employees and independent contractors of Developer ("Developer Parties") and for the payment of their compensation, including withholding of income taxes, and the payment and withholding of social security and other payroll taxes, unemployment insurance, workers' compensation insurance, and disability benefits. Developer shall:
(A)
ensure that each Developer Party has the legal right to work in the United States;
(B)
require each Developer Party fee execute a written agreement, in form and substance reasonably acceptable to Phunware, that subjects such Developer Party to confidentiality provisions that are at least as protective with respect to Phunware's information (including all Confidential Information) as those contained in this Agreement or the Confidentiality Agreement and Intellectual Property provisions that grant and assign Phunware all rights, title and interest in and to the Work Product which are consistent with the provisions of this Agreement, and provide Phunware with a copy of each such agreement;
(C)
conduct background checks on each Developer Party in accordance with applicable Law. Provider shall ensure that no Person who has been convicted of a felony or subject to any legal action or proceeding involving theft, fraud, bribery, or the violation of any Law provides any Services or has access to any Confidential Information of Phunware;
(D)
upon the reasonable written request of Phunware, promptly replace any Developer Party specified by Phunware; and
(E)
comply with, and ensure that each Developer Party complies with all applicable Laws, and all rules and policies of Phunware that are communicated to Developer, including security procedures concerning systems and data and remote access thereto and restriction of access by Phunware to its systems.
(iii)
Upon the execution of each Statement of Work, Developer shall designate and maintain a Developer employee who is acceptable to Phunware to serve as Developer's manager for the project described in such Statement of Work (each, a "Developer Project Manager"). Each Developer Project Manager shall:
(A)
have the requisite authority and necessary skill, experience, and qualifications to perform in such capacity;
(B)
be responsible for overall management and supervision of Developer's performance of Services under such Statement of Work;
(C)
be Phunware's primary point of contact for communications with respect to such Statement of Work; and
(D)
be acceptable to Phunware.
(iv)
Developer shall maintain the same Developer Project Manager for any Statement of Work throughout the term of such Statement of Work, unless:
(A)
Phunware reasonably requests in writing the removal of the Developer Project Manager;

(B)
Phunware consents in writing to the removal of the Developer Project Manager reasonably requested by Developer in writing; or
(C)
the Developer Project Manager ceases to be employed by Developer, whether by resignation, involuntary termination, or otherwise.
(v)
Phunware acknowledges that in the ordinary course of business Developer's development team consists of independent contractors reasonably approved in writing by Phunware from time to time (the "Developer Team").
(vi)
Developer shall not, without the prior written consent of Phunware, engage any third party to perform, provide or develop any of the Services, Work Product or Deliverables, other than the Developer Team.
(vii)
Developer's engagement of any third party for any such purpose shall not relieve Developer of its representations, warranties, or obligations under this Agreement or any Statement of Work, and Developer shall remain fully responsible and liable for provision and performance of the Services and the acts or omissions of each such third party and any related fees and expenses payable to, by or on behalf of any such third party in connection with this Agreement or any Statement of Work.
Section 4.
Statements of Work.
(a)
Developer shall perform and provide Services, Work Product and Deliverables pursuant to the Statement of Work and any one or more additional Statements of Work entered into by Developer and Phunware. No Statement of Work shall be effective unless signed by both Parties. The term of each Statement of Work shall be as set forth therein. Unless a Statement of Work expressly provides otherwise, Phunware shall have the right to terminate any Statement of Work as provided herein.
(b)
Each Statement of Work shall be in form and substance acceptable to the Parties and shall include the following:
(i)
names and contact information for the Phunware project manager, Developer Project Manager, and the Developer Parties under such Statement of Work;
(ii)
a detailed description of the Services to be provided thereunder;
(iii)
a detailed description of the Software, Work Product and Deliverables to be developed or otherwise provided under such Statement of Work, including all related Documentation and Specifications;
(iv)
a project implementation plan, including all Milestones and corresponding Milestone Dates, and related responsibilities of the Parties thereunder;

(v)
applicable fees payable under such Statement of Work, the manner in which such fees shall be calculated, the due dates for payment of such fees, and any Milestones which need to be satisfied as conditions for any such payment and such other information as the Parties deem necessary;
(vi)
a detailed description of all Background Technology, Approved Third Party Materials, Approved Open Source Components and Approved Subcontractors (if any) in each case accompanied by such related documents as may be required by this Agreement with respect thereto; and
(vii)
a detailed description of any resources of Phunware and Developer access to Phunware (including employees and independent contractors of Phunware) required for performance of the Services under such Statement of Work.
(c)
Statement of Work No. 1 has been entered into by the Parties and is attached hereto as Exhibit A.
(d)
Promptly following receipt of Phunware's request for any additional Software development or other Services, the Parties will in good faith prepare a proposed additional Statement of Work therefor and containing information of the type and nature specified in Exhibit A attached hereto. Upon agreement by the Parties on the terms of such proposal, all such terms shall be incorporated in an additional Statement of Work and each Party shall execute such additional Statement of Work. Each fully executed Statement of Work shall be attached as an Exhibit to, and by this reference incorporated with and into and made a part of, this Agreement.
(e)
Phunware may at any time and from time to time request in writing amendments, modifications, supplements and waivers to or for any Statement of Work, including changes to the Services, Work Product, Deliverables, Milestones, Milestone Dates or any Specifications (each, an "SOW Amendment Request"). Upon Phunware's submission of an SOW Amendment Request, the Parties shall evaluate and implement all requested changes as follows:
(i)
As soon as reasonably practicable, and in any case within five (5) business days following receipt of an SOW Amendment Request, Developer shall provide Phunware with a written proposal for implementing the requested changes ("SOW Proposal"), setting forth:
(A)
a written description of the proposed changes;
(B)
an amended project implementation plan reflecting: (x) the schedule for commencing and completing any additional or modified Services, Work Product, Deliverables, Milestones, Milestone Dates or Specifications; and (y) the effect of such changes, if any, on completing any other Services or Work Product under the Statement of Work;

(C)
any additional Third Party Materials, Open Source Component and any proposed Approved Subcontractor(s) which Developer deems necessary to carry out such changes; and
(D)
any increase or decrease in Fees resulting from the proposed changes, which increase or decrease shall reflect only the increase or decrease in time and expenses Developer requires to implement the changes.
(ii)
Within five (5) business days following Phunware's receipt of an SOW Amendment Proposal, Phunware shall by written notice to Developer, approve, reject, or propose modifications to such Change Proposal. If Phunware proposes modifications, Developer shall modify and re-deliver the Change Proposal reflecting such modifications, or notify Phunware of any disagreement therewith, in which event the Parties shall negotiate in good faith to resolve their disagreement. Upon Phunware's approval of the Change Proposal or the Parties' agreement on all proposed modifications thereto, as the case may be, the Parties shall execute a written amendment to the applicable Statement of Work to implement the Change Proposal ("SOW Amendment"), which SOW Amendment shall constitute an amendment to the Statement of Work to which it relates.
(iii)
If the Parties fail to enter into a SOW Amendment within five (5) business days following Phunware's response to a Change Proposal, Phunware shall have the right, in its discretion, to:
(A)
require Developer to perform the Services under the Statement of Work without the Change;
(B)
require Developer to continue to negotiate a SOW Amendment; or
(C)
notwithstanding any provision to the contrary in such Statement of Work, terminate the Statement of Work as provided herein.
(iv)
No Change will be effective until the parties have executed a SOW Amendment with respect thereto. Except as Phunware may request in its Change Request or otherwise in writing, Developer shall continue to perform its obligations in accordance with the Statement of Work pending negotiation and execution of a SOW Amendment. Developer shall use its commercially reasonable to limit any delays or fee increases from any Change to those necessary to perform the Change in accordance with the applicable SOW Amendment. Each party shall be responsible for its own costs and expenses of preparing, evaluating, negotiating, and otherwise processing any Change Request, Change Proposal, and SOW Amendment.

Section 5.
Phunware Cooperation and Obligations.
(a)
Phunware shall, promptly and as provided in each Statement of Work, including the Project Implementation Plan and Milestone Dates set forth therein:
(i)
perform all obligations identified as "Phunware Requirements" in such Statement of Work;
(ii)
provide the Phunware Materials and such other resources and access as may be specified in such Statement of Work;
(iii)
provide Developer Parties with such access to Phunware and its operating systems as is necessary for Developer to perform its obligations on a timely basis as set forth in such Statement of Work; and
(iv)
participate in all regularly scheduled meetings scheduled in, or in accordance with, such Statement of Work, and such other meetings as may be scheduled on no less than three (3) business days' prior written notice.
(b)
Upon the execution of each Statement of Work, Phunware shall appoint and maintain a Phunware employee to serve as Phunware's project manager under such Statement of Work. Each Phunware project manager shall:
(i)
be responsible for overall management and supervision of Phunware's performance under such Statement of Work; and
(ii)
serve as Developer's primary point of contact for communications with respect to such Statement of Work.
(c)
If, as a result of any failure by Phunware to perform any of its material obligations set forth in this Section under any Statement of Work, Developer is unable to meet any remaining Milestone by its respective Milestone Date under such Statement of Work, either at all or without incurring additional costs, Developer may extend the related Milestone Date for up to the time period of Phunware's delay or, if elected by Phunware, increase the related fees solely to recover any such additional costs, in accordance with the following:
(i)
Developer shall promptly provide written notice thereof to Phunware, proposing a revised Project Implementation Plan reflecting new Milestone Date(s) for the affected Milestone(s), which Milestone Date(s) may be extended by no longer than the time period of Phunware's delay and if Developer is able to meet the original Milestone Date(s) by incurring additional costs:
(A)
for Services compensated by payment of fixed fees, its proposed fee increase(s) for meeting the original Milestone Date(s); or

(B)
for Services compensated by payment for time and materials, the estimated costs of overtime Phunware would incur for Developer to meet the original Milestone Date(s).
(ii)
Upon receipt of any such notice given under this Section, Phunware shall promptly notify Developer in writing of its election. Phunware's failure to notify Developer within five (5) days after such receipt shall be deemed an acceptance of the new Milestone Date(s) and rejection of all Fee increases.
(iii)
If Phunware disputes Developer's right to extend any Milestone Date(s) or to increase any fees, or the extent of any proposed extension or increase, Phunware shall promptly provide written notice to Developer thereof and the Parties shall negotiate in good faith to resolve the dispute.
(d)
Notwithstanding anything contained in this Agreement, Developer shall use commercially reasonable efforts to meet the Milestone Dates specified in the Statement of Work without any extension or Fee increase. Phunware shall not be deemed in breach of this Agreement for failure to perform its obligations on a timely basis, and the provisions of this Section provide Developer's sole and exclusive remedy, and Phunware's sole and exclusive liability, for Phunware's failure to perform its obligations under this Section.
Section 6.
Delivery, Installation, Testing and Acceptance.
(a)
Developer shall, prior to delivering and installing any Deliverable constituting or containing Software:
(i)
test each Software component of the Deliverable to confirm that it is fully operable, meets all Functional Specifications and Technical Specifications, and otherwise functions in accordance with the Specifications and Documentation when installed in Phunware's operating environment;
(ii)
scan and review each Software component of the Deliverable using reasonably acceptable scanning software and definitions to confirm it has no harmful code or other Non-Conforming Items; and
(iii)
create, test and revise any Documentation relating to each Software component of the Deliverable to confirm it is accurate and complete and conforms to all requirements of this Agreement and the applicable Statement of Work.
(b)
Developer shall provide Phunware with five (5) business days' prior written notice of each date, time and location at which any such pre-delivery and installation testing will be conducted.
(c)
Phunware shall have appropriate members of its team present and available to observe and participate in all such pre-delivery and installation testing.

(d)
Developer shall deliver to Phunware each Deliverable and install all Software components of each Deliverable, for each Milestone on or prior to the Initial Completion Date specified for such Milestone in accordance with the delivery and such other criteria set forth in the applicable Statement of Work and any Specifications set forth in the applicable Statement of Work. Developer shall provide each Deliverable constituting Software, including complete Documentation in accordance with Section 3(d), to Phunware in object code, executable code, and Source Code form.
(e)
Phunware shall be responsible for ensuring that its operating environment for delivery, receipt and installation of any Deliverable constituting or containing Software is set up and in working order to enable Developer to deliver and install such Software.
(f)
The Parties will, upon delivery and installation by Developer of each Deliverable constituting or containing Software, conduct pre-acceptance testing to ensure such Deliverable and all related Documentation conform to the requirements of this Agreement and the applicable Statement of Work, including any Specifications and related Documentation. All such pre-acceptance testing for any Deliverable will occur at Phunware's designated operating environment site and commence on the date which is the business day following the date of delivery and installation of such Deliverable and shall continue for a testing period of up to five (5) business days following such date.
(g)
Upon delivery and installation of all Deliverables constituting or containing Software with respect to any Milestone, additional pre-acceptance testing may be conducted on the aggregate Software for such Deliverables and such Milestone as a whole to determine and ensure full operability, integration and compatibility among all components of the aggregated Software for such Deliverables and such Milestone.
(h)
All pre-acceptance testing will be conducted by Phunware and in consultation with Developer; and Developer will have appropriate members of the Developer Team present and available to observe and participate in all such pre-acceptance testing.
(i)
Phunware may suspend any such pre-acceptance testing for any Deliverable and the related testing period upon prior written notice to Developer if Phunware determines that such Deliverable or component or feature thereof has or may have a Non-Conforming Item (defined below), whereupon Developer shall within two (2) business days correct any such determined Non-Conforming Item.
(j)
Within two (2) business days following completion of any pre-acceptance testing of any Deliverable or set of Deliverables, Phunware will provide written notice to Developer that such pre-acceptance testing has been completed; and Phunware will then have five (5) business days following such notice date ("Acceptance Period") to evaluate whether such Deliverable conforms to the Specifications for such

Deliverable (as determined in Phunware's sole reasonable discretion) and to accept or not accept such Deliverable (such acceptance not to be unreasonably withheld).
(k)
If Phunware delivers written notice to Developer rejecting any Deliverable or any component or feature as fails to conform in any material respect to the Specifications or other requirements for such Deliverable (each a "Non-Conforming Item") within the Acceptance Period for such Deliverable, Developer shall promptly (and in consultation with Phunware) remedy the Non-Conforming Item and re-deliver the Deliverable to Phunware at Developer's sole cost and expense.
(l)
If Phunware discovers any additional Non-Conforming Item in any Deliverable after a second or subsequent re-delivery thereof, or Developer fails to remedy any existing Non-Conforming Item and re-deliver the Deliverable on a timely basis, Phunware may, in its sole discretion, by written notice to Developer: (i) continue the process set forth in this Section 6; or (ii) reject the nonconforming Deliverable and pursue appropriate remedies, if any, consistent with this Agreement.
(m)
If Phunware fails to notify Developer in writing of its rejection of any Deliverable within the Acceptance Period for such Deliverable, the Deliverable shall be deemed accepted by Phunware. Any updates, upgrades, improvements, enhancements, additions, bug fixes and other changes to any of the software, applications, technology, Intellectual Property or Services constituting part of any Deliverable will be deemed accepted by Phunware on the date of receipt by Phunware thereof, unless otherwise specified in written notice by Phunware to Developer.
Section 7.
Support, Maintenance and Training Services.
(a)
Developer shall provide technical support services and maintenance services to Phunware for the Services, Work Product and Background Technology as described below and in any applicable Statement of Work.
(b)
Developer shall be responsible for the routine maintenance of the Work Product and Background Technology, as and when requested by Phunware.
(c)
Developer shall provide Phunware with training and instructions on the Services and the Work Product at then current rates as provided in the applicable Statement of Work.
Section 8.
Fees; Expenses; Payments.
(a)
In consideration for the Services and Deliverables provided hereunder, Phunware shall pay Developer the fees set forth in an applicable Statement of Work. Notwithstanding anything to the contrary in this Agreement or in any SOW, Phunware shall not be responsible for the payment of any fees for Services that are not performed, or Deliverables that Phunware does not receive, in accordance with this Agreement.

(b)
Phunware shall reimburse Developer for all reasonable out-of-pocket documented costs and expenses incurred by Developer in the performance and provision of the Services. Phunware will not be required to reimburse Developer for any such fees, costs or expenses, unless pre-approved in writing by Phunware.
(c)
Phunware shall be responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental authority on any amounts payable by Phunware hereunder, other than any taxes imposed on, or with respect to, Developer's income, revenues, gross receipts, personnel, real or personal property, or other assets.
(d)
Developer shall invoice Phunware for fees and reimbursable expenses for each Statement of Work in accordance with the invoicing schedule and requirements set forth in such Statement of Work. Developer shall submit each invoice in electronic format, via such delivery means and to such address as are specified by the applicable Statement of Work from time to time. If more than one Statement of Work is outstanding, Developer shall provide separate invoices for each Statement of Work. Each separate invoice shall:
(i)
identify the Statement of Work to which it relates;
(ii)
list each fee item and reimbursable expense separately;
(iii)
for fees determined on a time and materials basis, report details of time taken to perform Services, and such other information as Phunware requires;
(iv)
be accompanied by all supporting documentation required hereunder for any reimbursable expenses; and
(v)
include such other information required by Phunware as set forth in the applicable Statement of Work.
(e)
Subject to the terms and conditions of this Section 8, Phunware shall pay all properly invoiced fees and reimbursable expenses within ten (10) business days after Phunware's receipt of the proper invoice from Developer therefor.
(f)
With respect to any Developer invoice which is disputed in whole or in part by Phunware:
(i)
Phunware may withhold from payment any amount disputed by Phunware in good faith, pending resolution of the dispute. Phunware will promptly provide written notice of the dispute, specifying in such notice (A) the amount in dispute and (B) the reason for the dispute in reasonable detail by Developer and resolution by the parties and work with Developer in good faith to promptly resolve the dispute.

(ii)
Developer shall continue performing its obligations in accordance with this Agreement and each Statement of Work notwithstanding any such dispute or actual or alleged nonpayment that is the subject of the dispute.
(g)
All payments hereunder relating to any Statement of Work shall be made to the address or account specified in such Statement of Work or such other address or account as is specified by Developer in writing to Phunware from time to time.
(h)
Developer shall not withhold any Services or fail to perform any obligation hereunder by reason of Phunware's good faith withholding of any payment or amount in accordance with this Section 8 or any dispute arising therefrom.
(i)
The fees set forth in each and any Statement of Work are and shall be fixed and firm and shall not be modified during the Term.
(j)
Without limiting any other right or remedy Phunware may have, Phunware reserves the right to set-off at any time any amount owing to it by Developer against any amount payable by Phunware to Developer under this Agreement or any Statement of Work.
(k)
Developer shall maintain during the term of this Agreement and for a period of five (5) years following such term complete and accurate books and records regarding its business operations relating to the fees, reimbursable expenses, and any other information relating to this Agreement. During the term of this Agreement, upon Phunware's request, Developer shall make such books and records, and appropriate personnel, available during normal business hours for inspection or audit by Phunware or its authorized representatives. Phunware agrees to (i) provide Developer with reasonable prior written notice of any audit; and (ii) conduct or cause to be conducted such audit in a manner designed to not cause undue disruption to Developer's business operations.
Section 9.
Term and Termination.
(a)
Unless terminated early, the term of the Agreement will commence on the Effective Date and continue for a period of one (1) year; the term will renew for up to two one-year renewal terms unless either Party provides notice within ninety (90) days of the then current term ("Term").
(b)
This Agreement and each Statement of Work may be terminated (i) by mutual written agreement of the Parties; (ii) for convenience by either Party upon sixty (60) days written notice to Developer; or (iii) upon thirty (30) days' prior written notice by either Party to the other Party for material breach of this Agreement by such other Party, if such material breach is not cured or remedied within sixty (60) days after the non-breaching Party provides the breaching Party with written notice of such breach.
(c)
Upon any termination of this Agreement or applicable Statement of Work, Developer shall (i) promptly deliver to Phunware all Work Product created,

developed and otherwise generated by Developer (whether complete or incomplete, including, without limitation, all object and source code), and (ii) Phunware shall pay for any work in progress that up until the effective date of termination has not already been paid on a pro-rated basis in accordance with the fees set forth in the applicable Statement of Work.
(d)
Upon any termination of this Agreement or applicable Statement of Work, at Phunware's request, Developer will provide in a prompt and cooperative manner to Phunware, the transition assistance required by Phunware to allow the Services and operation of the Software to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to Phunware (the "Transition Assistance"). The Transition Assistance shall commence upon notice of termination or non-renewal of this Agreement and continue during the termination notice period and for a commercially reasonable period for up to 90 days thereafter (the "Transition Assistance Period"). Developer shall ensure that the quality and level of the Services shall not be degraded during the Transition Assistance Period. Without limitation to the foregoing, Transition Assistance shall include: (i) within sixty (60) business days after the commencement of the Transition Assistance Period, Developer will provide a complete plan for operational turnover that enables a smooth transition of the Services performed by Developer under this Agreement to Phunware; (ii) Developer will promptly provide any information that is necessary to effectuate a smooth transfer of all Services; and (iii) during the Transition Assistance Period, Developer shall continue to provide the Services in accordance with the terms and conditions of this Agreement. Developer will provide Transition Assistance to Phunware subject to Developer's then existing fees or rates.
Section 10.
Relationship. Developer shall perform and provide all Services as an independent contractor to Phunware, and is responsible for paying all taxes and fees on amounts received hereunder. Developer will retain full control over the means, methods, times, and manner of providing and performing the Services, subject to the terms and provisions of this Agreement and any Statement of Work. Nothing in this Agreement shall be construed to create an employer-employee relationship, partnership, joint venture, or agency between the parties. Neither Party is an employee, agent, or representative of the other Party and neither Party has authority to act for or to bind the other Party without prior written consent of the other Party.
Section 11.
Confidentiality.
(a)
Definition. As used in this Agreement, "Confidential Information" means all information of a Party confidential or proprietary and/or sensitive nature that is not commonly known or readily ascertainable, about such Party, its actual or prospective products, services, technology, software, source code, other intellectual property, business operations, its customers, or its financial affairs, and any other information that identifies in writing as or to confidential or proprietary information, that either Party obtains, acquires, or is made available to that Party during or prior to the Term, including, without limitation, any trade secrets, business plans and strategies, financial information, personnel information, procedures, products, clients, customers and marketing, and all documentation of such information, in all forms and media.
(b)
Restrictions on Use. Developer shall not use any Confidential Information of or from the Phunware for any purpose, other than to perform the Services for the Phunware in good faith and in accordance with this Agreement and any applicable Statement of Work.
(c)
Restrictions on Disclosure. During the Term and for a period of three (3) years after the termination of this Agreement, each Party shall maintain in strict confidence all Confidential Information of the other Party received by it and shall not disclose any Confidential Information of the other Party to any third party. Each Party shall take all measures needed to protect the secrecy of and avoid disclosure or use of Confidential Information of the other Party received by it to or by any third parties other than those third parties authorized by the other Party under this Agreement to have any such information, including without limitation, those measures that the other Party uses to protect its own confidential information. Notwithstanding the foregoing, if legally required to do so, each Party is permitted to disclose Confidential Information of the other Party received by it to the minimum extent necessary to comply with such legal requirement, but must notify the other Party of the required disclosure and must reasonably assist the other Party in any efforts to obtain a protective order. Additionally, notwithstanding anything to the contrary in this Agreement, with respect to Confidential Information that constitutes a trade secret under applicable law, such rights and obligations will survive such expiration until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of the receiving Party.
(d)
Exclusions. Confidential Information does not include information of a Party that (i) is or becomes publicly available other than by any act or omission of the other Party; (ii) was or becomes available to the other Party from a source other than the disclosing Party or any of its members, managers, steering committee members, employees, representatives, attorneys and agents (as demonstrated by written, dated documents in the other Party's possession) provided that such source was lawfully permitted to make such information available to other Party; or (iii) the other Party develops independently from sources in the public domain and without reference to Confidential Information.
(e)
Return or Destruction of Confidential Information. Upon the earlier to occur of the date of termination of this Agreement or the disclosing Party's request, the receiving Party shall promptly return to disclosing Party or destroy all material embodying Confidential Information in the receiving Party's possession, including all copies thereof.
(f)
Improper Use of Other Confidential Information. There may be confidential or proprietary information in receiving Party's possession belonging to a third party that Party received in connection with performance of services for third parties or otherwise. Neither Party shall improperly use any such confidential or proprietary information to perform any of the Services hereunder.
(g)
DTSA. Pursuant to the Defend Trade Secrets Act of 2016, the Parties understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer's trade secrets to the attorney and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
Section 12.
Phunware Ownership; Intellectual Property.
(a)
The provision of Confidential Information constituting Intellectual Property by a Party to the other Party shall not result in a transfer of any right, title or interest in or to such Intellectual Property to such other Party, unless otherwise provided in this Agreement or any Statement of Work. Each Party retains ownership of its own rights and interests in Intellectual Property in its Confidential Information.
(b)
Developer shall create all Work Product as work made for hire as defined in Section 101 of the Copyright Act of 1976. To the extent Work Product cannot be considered a work for hire, Developer hereby irrevocably, absolutely and unconditionally assigns, transfers and conveys to Phunware, in perpetuity, throughout the universe, all right, title and interest in and to all Work Product, including all Intellectual Property Rights and interests therein; and Developer hereby irrevocably, absolutely and unconditionally waives any and all claims Developer may now or hereafter have in any jurisdiction to so-called "moral rights" or rights of droit moral with respect to the Work Product. Developer shall take all appropriate action and execute and deliver all instruments and documents necessary or reasonably requested by Phunware to effectuate any of the provisions or purposes of this Section 12 or which may otherwise be necessary or useful for Phunware to prosecute, register, perfect, record, or enforce its rights and interests in or to any Work Product or any Intellectual Property Rights therein; and Developer hereby appoints Phunware as its attorney-in-fact with full irrevocable power and authority to take any such actions and execute any such instruments and documents if Developer fails to do so. Notwithstanding anything to the contrary in this Agreement, Work Product shall not include Developer's internal operating systems, methodologies, workflows, orchestration systems, prompt-generation systems, development tooling, governance tooling, or other internal-use platforms, including OutcomeOS, Build Authority, BSPG OS, and related derivatives, improvements, or modifications thereto, whether or not used by Developer in performing the Services.

(c)
To the extent that any Background Technology is necessary for the operation, use, or exploitation of Work Product, Developer hereby grants a perpetual, royalty-free, assignable, sublicensable license to such Background Technology to the full extent necessary for Phunware to exploit its ownership in the Work Product.
(d)
Additionally, if Developer makes any updates, upgrades, improvements, enhancements, new releases, bug fixes, patches and/or other additions or changes (collectively, "Updates") to any Background Technology which is contained in or otherwise incorporated with or into any Work Product, such Updates shall be promptly offered and provided to Phunware at no charge. Phunware understands that there may be an implementation cost depending on the nature of the Update.
(e)
Developer shall ensure that any use of generative artificial intelligence does not impair Phunware's ownership rights in the Deliverables or cause any breach of Developer's representations, warranties, or obligations relating to intellectual property ownership, originality, or non‑infringement.
(f)
Phunware retains all rights to Phunware Data. No right to aggregate, anonymize, reuse, create derivative works, or otherwise use Phunware Data is granted in this Agreement.
(g)
Developer will place into escrow the source code, object code, updates and related developer notes ("Escrow Materials") of any Background Technology, buy only so far as is necessary to operate the delivered Software, with a reputable escrow agent no less frequently than once a quarter for the duration of the Term. For the avoidance of doubt, BSPG internal operating systems, methodologies, workflows, orchestration tooling, prompt-generation systems, governance tooling, and other internal-use platforms, including OutcomeOS, Build Authority, and BSPG OS are not included in Escrow Materials. An escrow agreement will be executed between the parties and the escrow agent within sixty (60) days of execution of this Agreement. If during the Term Developer files for bankruptcy protection, becomes insolvent or otherwise ceases business operations or sees such operations materially curtailed (each a "Release Event"), then Phunware may elect to have the Escrow Materials made available to Phunware for the purpose of enabling Phunware to continue to operate, use, or exploit the Work Product as permitted under this Agreement. Such rights shall be fully subject to, and only as permitted by, all applicable licensing and other agreements relating to the Background Technology. Phunware shall be obligated at all times to maintain the confidentiality of all confidential aspects of the Escrow Materials (specifically including all source code). Further, in the event of an Escrow Release, Phunware may modify, correct, or enhance the code for the purposes permitted under this Agreement, and any such modifications, corrections, or enhancements, and any related materials and documentation (and all proprietary rights therein, including, but not limited to, copyrights) shall belong exclusively to Phunware.
(h)
The Parties acknowledge and agree that all licenses granted by Developer to Phunware under this Agreement are licenses of "intellectual property" within the meaning of Section 101 of the United States Bankruptcy Code. In the event Developer becomes a debtor in a case under Title 11 of the United States Code, Phunware shall be entitled to retain its rights under this Agreement, including all licenses granted hereunder, subject to Section 365(n) of the Bankruptcy Code.
(i)
Notwithstanding any other term or provision of this Agreement, Developer covenants and agrees with Phunware that Developer and its Affiliates will not provide any Services to any other person or entity developing intelligence platform products and services that compete directly with Phunware, without the prior written consent of Phunware
Section 13.
Data Privacy; Cyber Security.
(a)
Data protection and privacy under this Agreement shall be governed by the terms and conditions set forth in Phunware's Data Processing Addendum, attached hereto as Exhibit B.
(b)
Developer shall comply with Phunware's Information Security Addendum, attached hereto as Exhibit C.
(c)
Developer has implemented, maintains, and monitors a comprehensive written information security policy that contains appropriate administrative, technical, and organizational safeguards to ensure the confidentiality, integrity, and availability of any Phunware Data (including Personal Data as defined in Exhibit B, if any).
(d)
Developer shall exercise its best efforts to ensure that the Services provided hereunder shall not result in the direct or indirect loss, destruction, deletion, or alteration of any Phunware Data ("Data Loss"). To the extent Data Loss is caused by the Services, Developer shall promptly use its best efforts to restore any lost Phunware Data from the most recently available electronic back-up copy made available by Phunware. If Developer fails to act promptly to restore the lost Phunware Data, Phunware may perform such restoration or have such restoration performed for it by a third party, and Developer shall reimburse Phunware for the reasonable cost thereof.
Section 14.
Indemnification.
(a)
Each Party shall indemnify, defend, and hold harmless the other Party, its members, and each of its and their respective affiliates and subsidiaries, and each of its and their respective managers, members, partners, directors, officers, employees, agents, representatives, successors and assigns (each, an "Indemnified Party"), from and against any and all losses, damages, liabilities, suits, proceedings, actions, judgments, settlements, awards, penalties, fines, costs, or expenses, including reasonable attorneys' fees paid or incurred (collectively, "Losses") by such Indemnified Party arising from, out of or in connection with (i) the indemnifying Party's breach of any representation, warranty, covenant or obligation under this Agreement and/or (ii) any negligence or more culpable act or omission (including recklessness or willful misconduct) by the indemnifying Party in connection with its performance under this Agreement by such indemnifying Party.
(b)
Developer shall further indemnify, defend, and hold harmless Phunware, its members or activity required or conducted under, and each of its and their respective affiliates and subsidiaries, and each of its and their respective managers, members, partners, directors, officers, employees, agents, representatives, successors and assigns (each, a "Phunware Indemnified Party") from and against any and all Losses paid or incurred by such Phunware Indemnified Party arising from, out of or in connection with (i) the negligent acts or omissions or willful misconduct of Developer, its Affiliates or any of their respective employees, contractors or agents; (ii) any violation of applicable law by Developer, its Affiliates or any of their respective employees, contractors or agents; (iii) transmission of any virus, malware, or malicious software code through the Services or any Work Product; (iv) any Data Loss or other breach of Developer's data security obligations under this Agreement; and (v) actual or alleged infringement of any Intellectual Property Right (including, but not limited to, misappropriation of trade secrets) (an "IP Claim") based in whole or in part upon any Service or Work Product, whether alone or in combination with elements or instrumentalities contemplated in the applicable SOW. Without limiting Developer's indemnification obligations herein, any Work Product or any component thereof, other than Phunware Materials, is found to be infringing or misappropriating or if any use or possession of any Work Product or any component thereof is enjoined, threatened to be enjoined or otherwise the subject of such an infringement or misappropriation claim, Developer shall promptly, at Developer's sole cost and expense, with the prior the prior written consent of Phunware (not to be unreasonably withheld), pursue one of the following alternatives if such alternative is reasonably available: (i) procure for Phunware the right to continue to use such Work Product or component thereof to the full extent contemplated by this Agreement or (ii) modify or replace the materials that infringe or misappropriate or are alleged to infringe or misappropriate to make the Work Product and all of its components non-infringing or non-misappropriating while providing fully equivalent features and functionality. The remedies set forth in this Section 14(b) are exclusive of all other remedies that may be available to Phunware related to a claim or action for infringement or misappropriation of third party Intellectual Property rights described in this Section 14(b).
(c)
Notwithstanding anything to the contrary contained in this subsection (c), Developer does not indemnify the Phunware to the extent that the third party claim or action arises from the Work Product being used by Phunware for illegal purposes.
(d)
A Party seeking indemnification under this Agreement shall promptly notify the other Party in writing of any action or claim for which indemnification is sought. Any failure or delay in notifying the indemnifying Party will not relieve the indemnifying Party of its indemnification obligations, except to the extent that the indemnifying Party is actually prejudiced by such failure or delay. A Party seeking indemnification shall also furnish the indemnifying Party with all relevant information and reasonable assistance in defending the action or claim. The indemnifying Party shall have sole authority and responsibility to assume the defense of (with counsel reasonably acceptable to the Indemnified Party) and settle any action or claim for which it indemnifies the other Party, provided that the indemnifying Party shall promptly pay or reimburse the Indemnified Party for all reasonable fees, costs and expenses paid or incurred in providing assistance to the indemnifying Party in defense of such action or claim. Notwithstanding any other provision herein, the indemnifying Party may not settle any action or claim brought by a third party without the prior written consent of the Indemnified Party unless the settlement (i) provides only for the payment of money damages, (ii) fully and unconditionally releases the Indemnified Party from all Losses related to such action or claim brought by a third party, and (iii) does not result in a finding or admission of fault or guilt or similar acknowledgment by the indemnified Party or otherwise adversely affect the Indemnified Party.
(e)
The Parties agree that in the event of a breach of Sections 11 or 12, the non-breaching Party shall be entitled to obtain injunctive relief from any court of competent jurisdiction without needing to post a bond or prove actual damages.
Section 15.
Representations and Warranties; Covenants.
(a)
Each Party represents and warrants to the other Party that:
(i)
such Party is a limited liability company duly organized, validly existing and in good standing under applicable law;
(ii)
the execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary action of such Party and does not and will not violate any organizational documents of such Party, any laws or regulations which are applicable to such Party, or any agreement to which such Party is a party; and
(iii)
this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
(b)
Developer represents and warrants to, and covenants and agrees with, Phunware that:
(i)
Developer will perform and provide the Services, Work Product and Deliverables in accordance with the terms and provisions of this Agreement, the Statements of Work and other Documentation, and in a timely, professional and workmanlike manner in accordance with commercially reasonable and accepted industry standards and practices for similar services and in conformity in all material respects to the agreed upon

Specifications, using personnel with the requisite skill, experience and qualifications;
(ii)
Developer is and will be in compliance with, and will perform and provide all Software, Work Product and Deliverables in compliance with, all applicable laws and regulations;
(iii)
Developer will create, develop, deliver and provide all Software, Work Product and Deliverables in accordance with the terms and provisions set forth in the respective Statement(s) of Work and this Agreement;
(iv)
except with respect to the Background Technology as provided in Section 12(c), all Work Product is the original work of Developer and its employees and independent contractors, and Phunware has and will have good and valid title to all Work Product and all Phunware Data, free and clear of all encumbrances and liens of any kind;
(v)
when delivered, no software, applications, technology or Intellectual Property or other Work Product will contain any harmful code or viruses or material defects;
(vi)
Developer has obtained, or will obtain in a timely manner, all necessary licenses, permissions, consents, approvals, and rights from third parties, including but not limited to software libraries, open-source components, tools, and other materials, required to access and use, license and distribute the Software, Work Product and Deliverables to Phunware as intended under this Agreement;
(vii)
all members of Developer Team and all other Approved Subcontractors directly or indirectly engaged by Developer to perform services or contribute to the development of any Software, Work Product and Deliverables under this Agreement have executed, or will execute prior to performing any such services, written agreements with Developer that include confidentiality, non-disclosure, and Intellectual Property assignment provisions that are no less restrictive than those set forth in this Agreement and, with respect to Intellectual Property assignment provisions, are otherwise reasonably acceptable to Phunware; and all such agreements shall ensure that: (A) Developer Team members and other Approved Subcontractors are bound by obligations of confidentiality and non-disclosure at least as stringent as those imposed on Developer under this Agreement, including protections for Phunware's confidential information and Intellectual Property; (B) all Software, Work Product and Deliverables created by Developer Team members and other Approved Subcontractors shall be considered "work made for hire" as defined under applicable copyright laws and such Developer Team members and other Approved Subcontractors shall have assigned all rights, title, and interests in and to such Software, Work Product and Deliverables to Developer, and

Developer shall have the authority and right to assign all such rights, title and interest in and to such Software, Work Product and Deliverables to Phunware pursuant to this Agreement; (C) Developer shall take all necessary steps to enforce such agreements to protect Phunware's rights, title and interests in and to the Software, Work Product and Deliverables; and (D) Phunware is and shall be a third party beneficiary of all such agreements;
(viii)
any Software, Work Product and Deliverables (excluding Phunware Materials) when delivered and assigned by Developer to Phunware hereunder will not (A) infringe, misappropriate or otherwise violate any Intellectual Property right or other right of any third party, (B) violate any applicable Laws or any agreements of Developer or (C) breach or violate any agreements of any other person or entity; and
(ix)
Developer covenants and agrees that Developer may use AI tools in the provision and performance of the Services, including the creation and development solely as assistive aids in the development and testing of the Deliverables and other Work Product. Developer represents and warrants to Phunware that Developer shall exercise sufficient human authorship, creative control, review, analysis, improvement, enhancement and modification over all Deliverables and other Work Product and such that the Deliverables and other Work Product (a) constitute original works of authorship of Phunware and Phunware personnel and (b) are capable of being and are actually assigned to and owned and enforced by Phunware as contemplated by this Agreement and any Statement of Work.
(x)
Each item of Work Product and each other Deliverable hereunder will, for a period of ninety (90) days following its acceptance, (a) be free from defects in materials, design, and workmanship, (b) be free from errors in operation and performance, and (c) provide the functions and features and operate in the manner described in, and otherwise comply with, its applicable Documentation, excluding in each case only trivial non-conformities.
(xi)
If Phunware notifies Developer of a breach of this representation and warranty within one hundred (100) days after the acceptance of such Work Product or other Deliverable by Phunware, Developer will at its sole expense promptly remedy and redeliver the affected Work Product or Deliverable to Phunware without delay and with no adverse impact on the performance of the Services. If Developer fails to do so within fifteen (15) days from receipt of such notice (or such other time period agreed by the Parties), Developer will reimburse Phunware for the expenses incurred by Phunware to remedy the affected Work Product or Deliverable, or engaging others to remedy the affected Work Product or Deliverable, to the extent that such expenses exceed the Fees (even if not paid) for or allocable to such item.

Section 16.
LIMITATION OF LIABILITY.
(a)
EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY STATEMENT OF WORK, DEVELOPER MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. DEVELOPER DOES NOT WARRANT THAT THE SERVICES OR DELIVERABLES WILL BE ERROR FREE OR UNINTERRUPTED. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST REVENUE, LOSS OF DATA, OR BUSINESS INTERRUPTION, ARISING OUT OF OR RELATED TO ITS PERFORMANCE UNDER THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DEVELOPER'S TOTAL LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNT PAID BY COMPANY TO DEVELOPER FOR THE SERVICES GIVING RISE TO THE CLAIM DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE LAST EVENT GIVING RISE TO SUCH LIABILITY.
(b)
The exclusions and limitations in Section 16(a) shall not apply to:
(i)
Losses arising out of or relating to a Party's failure to comply with its obligations under Section 11 (Confidentiality) or Section 12 (Phunware Ownership; Intellectual Property);
(ii)
Losses arising out of or relating to a Developer's failure to comply with its obligations under Section 13 (Data Privacy; Cybersecurity);
(iii)
A Party's indemnification obligations under Section 14 (Indemnification);
(iv)
Losses arising out of or relating to a Party's gross negligence, willful misconduct, fraud or other intentional acts;
(v)
Losses for death, bodily injury, or damage to real or tangible personal property arising out of or relating to a party's negligent or more culpable acts or omissions; or
(vi)
Losses to the extent covered by a Party's insurance.
Section 17.
Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, or emailed or sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
(a)
If to Developer:

Name: BSPG

Attention: Michael Cerda

Address: [***]

Email: [***]

(b)
If to Phunware:

Name: Phunware, Inc.

Attention: Christopher Olive

Address: [***]

Email: [***]

or to such other address as the Party to whom notice is to be given may have furnished to each other Party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally recognized overnight courier, on the next business day after the date when sent, and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 18.
Assignment.
(a)
This Agreement shall bind and inure to the benefit of any successors and permitted assigns of the Parties. This Agreement may not be sold, assigned or otherwise transferred, directly or indirectly, by either Party without the prior written consent of the other Party.
(b)
In the event of a sale or transfer by Phunware of the Project as a whole, the sale of Phunware as an entity or change of control of Phunware or the sale, assignment or transfer by Phunware of substantially all of its assets, this Agreement and each Statement of Work may be sold, assigned or transferred by Phunware without the prior written consent of Developer and Developer will execute such agreements, instruments and documents as are reasonably requested to effect the foregoing.
Section 19.
Publicity. Subject to applicable law, each party may disclose the existence of this Agreement and the relationship contemplated hereby; provided that neither party shall issue a press release or public announcement referring to the other party or this Agreement without the other party's prior written consent, which shall not be unreasonably withheld or delayed.
Section 20.
Specific Performance. The Parties acknowledge and agree that irreparable damage would occur if any of the terms or provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, each Party shall be entitled to enforce any term or provision of this Agreement by specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the terms or provisions of this Agreement, without posting any bond or other undertaking.
Section 21.
Governing Law. This Agreement and each Statement of Work shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas, without giving effect to principles of conflicts of laws thereof.
Section 22.
Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.
Section 23.
Entire Agreement. This Agreement, together with any other documents incorporated herein by reference and all Exhibits and Schedules, and all Statement(s) of Work and the Software and Intellectual Property License Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and thereof.
Section 24.
Amendments. This Agreement and each Statement of Work may be amended, modified or supplemented only by a written agreement executed by the Parties.
Section 25.
Counterparts. This Agreement and each Statement of Work may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
Section 26.
Waivers. Any Party may, by written notice to the other Party, waive any provision of this Agreement or any Statement of Work. Any waiver not made with written notice is invalid. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
Section 27.
Severability. If any term, provision, covenant, or restriction of this Agreement or any Statement of Work is held by a court or other authority with competent jurisdiction to be invalid, illegal, void, or unenforceable, the remaining terms, provisions, covenants, and restrictions will remain in full force and effect and will not be affected, impaired, or invalidated.
Section 28.
Survival. This Section, any section that by its terms is intended to survive, and all representations, warranties, covenants, indemnities, and confidentiality obligations undertaken hereunder shall survive the termination or expiration of this Agreement.
Section 29.
Order of Precedence. In the event of any conflict or inconsistency between this Agreement and any applicable Statement of Work, the Statement of Work shall control, but solely with respect to the subject matter expressly addressed in such Statement of Work.

IN WITNESS WHEREOF, the Parties have duty executed this Master Software and Services Agreement as of the date first above written.

BUILD SOMETHING LLC (d/b/a/ Build Something Product Group / BSPG)

By: /s/ Michael Cerda

Name: Michael Cerda

Title: Founder

PHUNWARE, INC.

By: /s/ Dmitry Kroshka

Name: Dmitry Kroshka

Title: Chief Executive Officer

Signature Page to Master Software and Services Agreement

exhibit A

STATEMENT OF WORK NO. 1
(executed copy)

[to be provided]

exhibit B

DATA PROCESSING ADDENDUM

[to be provided]

[***]

exhibit C

INFORMATION SECURITY ADDENDUM

[to be provided]

[***]